UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2019

CLECO CORPORATE HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

(318) 484-7400 (Registrant’s telephone number, including area code )

CLECO POWER LLC
(Exact name of registrant as specified in its charter)

Louisiana	1-05663	72-0244480
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip Code)

(318) 484-7400 (Registrant’s telephone number, including area code )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Bridge Facility
On February 4, 2019, and in connection with the closing of the Acquisition (as defined below), Cleco Corporate Holdings LLC (the “Company”) entered into a Bridge Loan Agreement (the “Bridge Loan Agreement”), dated as of February 1, 2019, with Mizuho Bank, Ltd (“Mizuho”), as administrative agent, and the lenders party thereto. The Bridge Loan Agreement provides for a senior unsecured bridge term loan facility in an aggregate principal amount of $300 million (the “Bridge Facility”) to fund, in part, amounts payable by Cleco Cajun LLC (“Cleco Cajun”) and the Company in connection with the Acquisition. The Bridge Facility bears interest at an annual rate equal to .75% plus a margin ranging from 0.25% to 2.0%, depending on the Company’s credit rating, and matures on June 28, 2021. The Bridge Loan Agreement contains certain financial covenants, including requiring the Company to maintain (i) a Debt to Capital Ratio (as defined in the Bridge Loan Agreement) below 65% and (ii) a rating applicable to the Company’s Senior Debt Rating (as defined in the Bridge Loan Agreement). Under the Bridge Loan Agreement, Mizuho will act as sole and exclusive administrative agent, and each of the Lenders will act as a joint bookrunner and joint lead arranger for the Bridge Facility, and each will perform the duties customarily associated with such roles. It is anticipated that some or all of the Bridge Facility will be replaced or repaid with long-term financing, markets permitting, within 12 months of the Acquisition closing.
The foregoing description of the Bridge Loan Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Bridge Loan Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Term Loan Facility
On February 4, 2019, and also in connection with the closing of the Acquisition, the Company entered into a Term Loan Agreement (the “Term Loan Agreement”), dated as of February 1, 2019, with Mizuho, as administrative agent, and the lenders party thereto. The Term Loan Agreement provides for a senior unsecured term loan facility in an aggregate principal amount of $100 million (the “Term Loan Facility”) to fund, in part, amounts payable by Cleco Cajun and the Company in connection with the Acquisition. The Term Loan Facility bears interest at an annual rate equal to Libor or Base Rate plus a margin ranging from 0.25% to 2.25%, depending on the Company’s credit rating, and matures on June 28, 2021. The Term Loan Agreement contains certain financial covenants, including requiring the Company to maintain (i) a Debt to Capital Ratio (as defined in the Term Loan Agreement) below 65% and (ii) a rating applicable to the Company’s Senior Debt Rating (as defined in the Term Loan Agreement). It is anticipated that some or all of the Term Loan Facility may be replaced or repaid with long-term financing, markets permitting, within 12 months of the Acquisition closing.
The foregoing description of the Term Loan Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Credit Agreement
On February 4, 2019, and also in connection with the closing of the Acquisition, the Company entered into an Increasing Lender Supplement (each, a “Supplement”), dated as of February 1, 2019, with each of Mizuho, The Bank of Nova Scotia and Credit Agricole Corporate and Investment Bank (each, an “Increasing Lender”), supplementing the Company’s Credit Agreement, dated as of April 13, 2016 (“Existing Credit Agreement”) among Cleco MergerSub Inc., or, immediately upon consummation of the Acquisition referred to therein, the Company, the lenders from time to time party thereto and Mizuho, as administrative agent for the lenders. Each Supplement will increase the aggregate commitment of the Increasing Lender under the Existing Credit Agreement by $25.0 million ($75.0 million in total), providing for a revolving credit facility of up to $175.0 million.
The foregoing description of each Supplement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each Supplement, a copy of which is attached hereto as Exhibits 10.3, 10.4 and 10.5, respectively, and is incorporated herein by reference.

Purchase and Sale Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2018, Cleco Cajun (f/k/a Cleco Energy LLC), a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”), dated as of February 6, 2018, with NRG Energy, Inc. (“Seller”) and NRG South Central Generating LLC, a subsidiary of Seller (“NRG South Central”) to acquire from Seller all of the outstanding membership interest in NRG South Central (the “Acquisition”) for approximately $1.0 billion. On February 4, 2019, Seller and Cleco Cajun entered into that certain Letter Agreement (the “Letter Agreement”), dated as of February 1, 2019, supplementing, amending and modifying the Purchase Agreement. The foregoing description of the Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.6, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 4, 2019, Cleco Cajun completed the Acquisition and the other transactions contemplated by the Purchase Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Acquisition on February 4, 2019, two officers of the Company were appointed to new positions. Justin S. Hilton, 49, Vice President - MISO Operations of Cleco Power LLC ("Cleco Power") prior to February 4, 2019, was appointed President of Cleco Power. Mr. Hilton served as Vice President - MISO Operations of Cleco Power since April 2016. He also served as General Manager - Transmission Strategy from March 2012 to April 2016. Mr. Hilton has 29 years of service with the Company.
Robert R. Laborde, Jr., 51, Vice President - Generation Operations and Environmental Services prior to February 4, 2019, was appointed Chief Operations Officer of the Company. Mr. Laborde served as Vice President - Generation Operations and Environmental Services since April 2016. He served as Vice President - Generation Operations from November 2012 to April 2016. Mr. Laborde has 27 years of service with the Company.

Item 7.01	Regulation FD Disclosure.

On February 4, 2019, the Company issued a press release announcing the completion of the Acquisition, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

The exhibits listed below are filed or furnished, as applicable, herewith.

The Purchase Agreement, the Bridge Loan Agreement and the Term Loan Agreement are included only to provide information to investors regarding their respective terms. The Purchase Agreement, the Bridge Loan Agreement and the Term Loan Agreement contain representations, warranties and other provisions that were made solely for the benefit of the other parties to such agreements and (1) are not intended to be treated as categorical statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (2) may have been qualified in the agreements by confidential disclosure schedules that were delivered to the parties in connection with the signing of the agreements, which disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements, (3) may be subject to standards of materiality applicable to the parties that differ from what might be viewed as material to security holders, and (4) were made only as of the date of the agreements or such other date or dates as may be specified in the agreements. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, the Bridge Loan Agreement and the Term Loan Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company.

(a)	Financial Statements of Business Acquired

The financial statements of NRG South Central are not included in this Current Report on Form 8-K. Such financial statements will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information with respect to the acquisition of all of the membership interests of NRG South Central is not included in this Current Report on Form 8-K. Such pro forma information will be filed by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.
10.1	Bridge Loan Agreement, dated as of February 1, 2019 among Cleco Corporate Holdings LLC, the Lenders from time to time party thereto and Mizuho Bank, Ltd. as administrative agent.
10.2	Term Loan Agreement, dated as of February 1, 2019 among Cleco Corporate Holdings LLC, the Lenders from time to time party thereto and Mizuho Bank, Ltd. as administrative agent.
10.3	Increasing Lender Supplement, dated as of February 1, 2019, by and between Cleco Corporate Holdings LLC and Mizuho Bank, Ltd.
10.4	Increasing Lender Supplement, dated as of February 1, 2019, by and between Cleco Corporate Holdings LLC and The Bank of Nova Scotia.
10.5	Increasing Lender Supplement, dated as of February 1, 2019, by and between Cleco Corporate Holdings LLC and Credit Agricole Corporate and Investment Bank.
10.6
Letter Agreement, dated as of February 1, 2019 between NRG Energy, Inc. and Cleco Cajun LLC (f/k/a Cleco Energy LLC) amending, supplementing and modifying the Purchase and Sale Agreement (the “Purchase Agreement”), dated as of February 6, 2018, by and between NRG Energy, Inc. and Cleco Cajun LLC (f/k/a Cleco Energy LLC).

10.7
Amendment No. 2, dated as of February 1, 2019, to the Term Loan Credit Agreement, dated as of June 28, 2016, by and among Cleco Corporate Holdings LLC (f/k/a Cleco Corporation), the Lenders party thereto and Mizuho Bank, Ltd. as administrative agent.

10.8
Amendment No. 2, dated as of February 1, 2019, to the Credit Agreement, dated as of April 13, 2016, by and among Cleco Corporate Holdings LLC (f/k/a Cleco Corporation), the Lenders party thereto and Mizuho Bank, Ltd. as administrative agent, issuing bank and swingline lender.

99.1	Press Release of the Company issued February 1, 2019 announcing the closing of the Acquisition.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this document contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact included in this document, including, without limitation, statements containing the words “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and similar expressions, are statements that could be deemed forward-looking statements. These statements are based on the current expectations of the Company’s management.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2019
CLECO CORPORATE HOLDINGS LLC

	By:	/s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2019
CLECO POWER LLC

	By:	/s/ Tonita Laprarie
Tonita Laprarie
Controller and Chief Accounting Officer